UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 11, 2011

CASCADE CORPORATION

(Exact name of registrant as specified in charter)

Oregon	1-12557	93-0136592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 N.E. 201st Avenue

Fairview, Oregon 97024-9718

(Address of principal executive offices) (Zip Code)

(503) 669-6300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Cascade Corporation is scheduled to make a presentation at an investor conference January 12, 2011. The slide show for the presentation is attached to this report as Exhibit 99.1.

Management’s presentation includes information regarding recent business activity in the lift truck industry. During the company’s Fiscal 2011 third quarter earnings call, management indicated, in response to inquiries, that industry order levels in the fourth quarter were expected to remain consistent with third quarter levels. Management will refer in its presentation to recent information on order rates in certain regional industry segments that suggests its earlier estimates may have been conservative. Management now believes business activity in the fourth quarter may be somewhat higher than in the third quarter. Management cautions that information as to these trends is preliminary and subject to change, that the trends may not continue into the future, and that the company’s financial results do not directly correlate with overall industry trends.

Forward-looking statements

This report and accompanying slide presentation contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that a number of factors could cause our actual results to differ materially from those expressed or implied by forward-looking information. These factors include, among others, factors related to changing demand for materials handling products and construction equipment, the cyclical and uncertain nature of the materials handling and construction equipment industries, general economic conditions, and performance of our manufacturing facilities. Additional considerations and important risk factors are described in our reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is included with this report:

99.1    Presentation slides for investor presentation January 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cascade Corporation

By:	/s/ Joseph G. Pointer
Joseph G. Pointer Chief Financial Officer

Dated: January 11, 2011

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